WARRANT AND COMMON STOCK PURCHASE AGREEMENT

This WARRANT AND COMMON STOCK PURCHASE AGREEMENT is dated effective as of June 30, 2006 by and between Protalex, Inc., a Delaware corporation with its principal office at 145 Union Square Drive, New Hope, PA 18938 (the "Company"), and the several purchasers identified from time to time in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

(b) "Agreement" means this Warrant and Common Stock Purchase Agreement.

(c) “Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(d) “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

(e) “Closing Date” means the Trading Day when all of the Operative Agreements have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

(f) “Common Stock” means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

(g) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(h) “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

(i) “Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the SEC.

(j) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company (or to consultants where with respect to consultants only such annual issuances to consultants do not exceed 200,000 shares of Common Stock or options to acquire 200,000 shares of Common Stock) pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(k) “Force Majeure” shall mean any act or omission that is beyond the direct control of the Company, including, but not limited to, an act of god, an act of war, terrorism, natural disaster, failure of communication or electrical services; provided, however, Force Majeure shall not include any act or omission by the SEC, the Trading Market or the Company’s transfer agent.

(l) "Operative Agreements" shall mean the Registration Rights Agreement and Warrants together with this Agreement.

(m) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(n) “Placement Agent” shall mean Griffin Securities, Inc.

(o) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(p) “Purchaser Consent” shall have the meaning set forth in Section 8.9.

(q) “Qualified Purchaser” shall have the meaning set forth in Section 6.3.

(r) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

(s) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

(t) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(u) "SEC" shall mean the Securities and Exchange Commission.

(v) “SEC Documents” shall have the meaning set forth in Section 3.6.

(w) “Securities” means the Shares, the Warrants and the Warrant Shares.

(x) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(y) “Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

(z) “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(aa) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(bb) “Trading Market” means the OTC Bulletin Board.

(cc) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then quoted for trading on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(dd) “Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit C delivered to the Purchasers at the Closing in accordance with Section 2.2 hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

(ee) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Purchase and Sale of Shares.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly with the other Purchasers, hereby agrees to purchase from the Company, at the Closing (as defined below), the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $2.50 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto.

2.2 As additional consideration for the purchase of the Shares, subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly with the other Purchasers, to purchase and the Company agrees to sell and issue to each Investor, a five-year cashless exercise Warrant in form and substance attached hereto as Exhibit B to acquire one (1) share of the Company's Common Stock at an exercise price equal to $3.85 per share (subject to adjustment therein) for each four (4) shares of Common Stock acquired pursuant to Section 2.1 above. No fractional shares shall be issued under the Warrants (any fractional shares shall be rounded up to the nearest whole number).

2.3 Closing. The purchase and sale of the Shares and Warrants shall take place at the offices of Reed Smith, LLP Two Embarcadero, 20th Floor, San Francisco, CA 94111 at 10:00 A.M., effective as of June 30, 2006, or at such other time and place as the Company and each Qualified Purchaser mutually agree upon, but in no event later than July 7, 2006. Within five (5) Trading Days after the Closing, the Company shall deliver to each Purchaser a certificate representing the Shares and a corresponding Warrant, registered in the name of such Purchaser, or in such nominee's or nominees' name(s) as designated by such Purchaser in writing in the form of the Investor Questionnaire attached hereto as Appendix I which such Purchaser is purchasing against delivery to the Company by such Purchaser of a cashiers check or wire transfer in the aggregate amount of the Purchase Price therefor payable to the Company's order as identified on Exhibit A.

3. Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby represents and warrants to each of the Purchasers as follows immediately prior to the Closing:

3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company ("Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company does not have any direct or indirect subsidiaries. Except for short-term investments and investments that are not material to the Company, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation (the "Certificate of Incorporation") and bylaws (the "Bylaws") of the Company as in effect on the Closing Date have been filed by the Company with the SEC. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2 Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 22,389,951 shares are outstanding on the date hereof. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities. Except for (i) options to purchase up to 3,823,876 shares of Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefits plans disclosed in the SEC Documents and (ii) warrants to purchase up to 4,685,913 shares of Common Stock, which options and warrants are more fully described on Schedule 3.2 attached hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company does not maintain any pension benefit plan, or other retirement plan, subject to the Employee Retirement Income Security Act.

3.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken. When executed and delivered by the Company, each of the Operative Agreements shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements.

3.4 Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder and the Warrant Shares upon exercise of the Warrants will, upon issuance pursuant to the terms hereof and thereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company's capital stock exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement, except as set forth on Schedule 3.4 attached hereto. As of the date hereof, no further approval or authority of the stockholders or the Board of Directors of the Company shall be required for the issuance and sale of the Securities by the Company, or the filing of the Registration Statement by the Company, as contemplated in the Operative Agreements. The Shares, Warrants and Warrant Shares issuable upon exercise of the Warrants will, upon issuance pursuant to the terms hereof and thereof, be free and clear from any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction or covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

3.5 Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as permitted pursuant to Regulation G promulgated under the Exchange Act, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments). Except as set forth in the subset of SEC Documents filed and publicly available beginning with the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005 and prior to the date hereof, since February 28, 2006, (a) there has been no event, occurrence or development that has had or could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principals or required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. As of February 28, 2006, the Company’s cash and cash equivalents was equal to approximately $10,816,904.

3.6 SEC Documents. The Company has filed all reports, schedules, forms, statements (collectively, and in each case including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC) required to be filed by it with the SEC through the Closing Date, and the Company will file, on a timely basis, all similar documents with the SEC during the period commencing on the date hereof and ending on the Closing Date (all of the foregoing being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied or will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

3.7 Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of the Operative Agreements and the consummation of the transactions contemplated therein have been obtained and will be effective as of the Closing Date.

3.8 No Conflict. The execution and delivery the Operative Agreements by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture, franchise, license or other agreement or instrument to which the Company is a party or by which it or its property is bound or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

3.9 Brokers or Finders. Except as disclosed on Schedule 3.9 attached hereto, the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.10 Nasdaq Stock Market. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Stock Market Over-the-Counter Bulletin Board ("OTCBB") under the ticker symbol "PRTX.OB." The Company has taken no action designed to remove, or which, to the Company's knowledge, is likely to have the effect of, suspending or terminating the quotation of the Common Stock on the OTCBB. The Company shall comply with all requirements, if any, of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the issuance of the Shares and Warrant Shares and the quoting of the Shares and Warrant Shares (when issued) on the OTCBB.

3.11 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any court, governmental body or regulatory agency against the Company that is required to be disclosed in the SEC Documents and is not so disclosed. Neither the Company, nor, to the Company’s knowledge, any current or former director or officer of the Company, has received any written or oral notification of, or request for information in connection with, any formal or informal inquiry, investigation or proceeding from the SEC or the NASD. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.

3.12 Intellectual Property.

(a) To the knowledge of the Company, the Company has ownership of or license or legal right to use all patents, copyrights, trade secrets, trademarks, domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other intellectual property or proprietary rights (collectively, "Intellectual Property") used in the business of the Company and material to the Company. The Company knows of no reason why its patent applications do not or would not comply with any statutory or legal requirements or would not issue into valid and enforceable patents.

(b) To the Company's knowledge, there is no material default by the Company under any material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company. There are no outstanding or threatened claims, disputes or disagreements with respect to any such licenses or agreements.

(c) To the knowledge of the Company, the present business, activities and products of the Company do not infringe or misappropriate any Intellectual Property of any third party. The Company has not been notified that any proceeding charging the Company with infringement or misappropriation of any Intellectual Property held by any third party has been filed. To the Company's knowledge, there exists no patent held by any third party which includes claims that would be infringed by the Company in the conduct of its business as currently conducted where such infringement would have a Material Adverse Effect. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any third party. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any Persons other than the Company restricting the Company's or any such employee's engagement in business activities that are material aspects of the Company's business as currently conducted.

(d) None of the Intellectual Property owned or, to the Company's knowledge, licensed by the Company that is used in the business of the Company and material to the Company, is subject to any outstanding judgment or order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, scope, use, or ownership of, or otherwise relates to, any such Intellectual Property anywhere in the world. No Patent has been or is now involved in any interference, reissue, reexamination, opposition, or other proceeding.

(e) Each employee of the Company has executed a confidential information and invention assignment agreement in the form made available to Purchasers. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's confidential information and invention assignment agreement, which works or inventions are necessary to the business of the Company as it is proposed to be conducted. Each consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions, in the form acceptable to Purchasers. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

3.13 Offering. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Securities, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.

3.14 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the Warrants, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.15 No Manipulation of Stock. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action in the last 90 days designed to cause or to result in the stabilization or manipulation of the price of any security of the Company, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.16 No Violations. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, or is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

3.17 Accountants. Grant Thornton, LLP, who issued their report with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended May 31, 2005 into the Registration Statement and the prospectus which forms a part thereof, are an independent registered public accounting firm as required by the Securities Act. The Company expects such accountants will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ending May 31, 2006.

3.18 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

3.19 Title. The Company has good and marketable title to all real property and good and marketable title to all Personal property owned by it which is material to the business of the Company, in each case free and clear of all encumbrances and defects, except such as do not have a Material Adverse Effect. Any facilities and items of equipment held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such facilities and items of equipment by the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.20 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company, has in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.21 Employee Relations. The Company is not involved in any union labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(1) of the Securities Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no employee of the Company, as a consequence of his employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such employee by the Company will not subject the Company to any liability with respect to any of the foregoing matters.

3.22 Internal Accounting Controls. The Company maintains a system of internal accounting controls (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.23 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act.

3.24 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Operative Agreements and except with respect to those Purchasers, set forth on Schedule 3.24, that have entered into Non-Disclosure or similar Confidentiality Agreements with the Company, the Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. Neither the Operative Agreements, any of the schedules or exhibits hereto or thereto, nor any other document or certificate provided by the Company to the Purchasers in connection herewith or therewith contains any untrue statement of a material fact or, when considered as a whole, omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof and as set forth in the Investor Questionnaire.

3.25 Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.26 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage in the amount as set forth on Schedule 3.26. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.27 Transactions With Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

3.28 Registration Rights. Other than each of the Purchasers and except as set forth on Schedule 3.28, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

3.29 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Operative Agreements, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.30 Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of at least $10 million of Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted for the next 12 months including its capital needs taking into account the particular capital requirements of the business conducted by the Company during such period, and projected capital requirements and capital availability thereof during such period; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend in the 12 months following the Closing Date to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Documents set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $75,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $75,000 due under leases required to be capitalized in accordance with GAAP.

3.31 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.32 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder.

3.33 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Operative Agreements and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Operative Agreements and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Operative Agreements and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Operative Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.34 Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree by the Company, nor has any Purchaser agreed with the Company, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including short sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Operative Agreements.

4. Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken. When executed and delivered by the Company and such Purchaser, each of the Operative Agreements will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into each of the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities for an indefinite period of time. Furthermore, the Purchaser acknowledges that the Company has made no representations or warranties except as set for in this Agreement or the Registration Rights Agreement.

4.2 Purchase Entirely for Own Account. Except for permitted transfers pursuant to Section 8.11, such Purchaser is acquiring the Securities being purchased by it hereunder for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Securities.

4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Subject to the truth and accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement (as modified by the Company Disclosure Schedule), such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4 No Conflict. The execution and delivery of the Operative Agreements by such Purchaser and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

4.5 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.6 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.7 No Intent to Effect a Change of Control. Such Purchaser has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

4.8 Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons who are a party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.9  Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act as contemplated under this Agreement or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

5. Conditions Precedent.

5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b) The Registration Rights Agreement and respective Warrant shall have been executed and delivered by the Company.

(c) The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The purchase of and payment for the Securities by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received such certificates of the Company's officers as such Purchaser may have reasonably requested in connection with such transactions.

(g) A legal opinion from Reed Smith LLP has been delivered to the Purchasers in the form of Exhibit D attached hereto.

(h) The aggregate Purchase Price shall not be less than $10,000,000 nor more than $20,000,000.

(i) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b) The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

(c) Each Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(f) Each such Purchaser shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Appendix I, pursuant to which such Purchaser shall provide information necessary to confirm each such Purchaser’s status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

6. Transfer, Legends.

6.1 The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (so long as the Company is furnished with satisfactory and customary evidence of compliance with Rule 144), to the Company or to an Affiliate of a Purchaser (so long as the Company is furnished with satisfactory and customary evidence of compliance with Rule 144) or in connection with a pledge as permitted in Section 6.3, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Warrant (if applicable) and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement. Each non-U.S. Purchaser shall comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

6.2 The Purchasers agree to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO A PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

6.3 The Company acknowledges and agrees that any Purchaser, along with and aggregated with its Affiliates, acquiring $2 million or more in Shares pursuant to this Purchase Agreement (a “Qualified Purchaser”) may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

6.4 Subject to the conditions set forth in Section 6.6 below and the indemnification set forth in the Registration Rights Agreement, certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 6.2), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Subject to the conditions set forth in Section 6.6 below and the indemnification set forth in the Registration Rights Agreement, if all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 6, it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

6.5 In addition to such Purchaser’s other available remedies, except for delays arising from Force Majeure, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $2,000 of Shares or Warrant Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to Section 6.1, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the 2nd Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Operative Agreements, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.6 Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section is predicated upon the Purchaser not being an Affiliate of the Company and the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein. Each Purchaser, severally and not jointly with the other Purchasers, acknowledges that the Company’s agreement hereunder to remove all legend from Shares or Warrants Shares contemplated under this Section 6 is not an affirmative statement or representation that such Shares or Warrant Shares are freely tradable.

7. Additional Covenants.

7.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

7.2 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the 4th Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby which disclosure shall be subject to the approval of the Qualified Purchasers, and shall attach the Operative Agreements thereto. The Company and each Qualified Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement which references the other party without the prior consent of such other party, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Qualified Purchaser, or include the name of any Qualified Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Qualified Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Operative Agreements (including signature pages thereto) with the SEC or (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide each Qualified Purchasers with prior notice of such disclosure permitted under this subclause (ii).

7.3 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, solely by virtue of receiving Securities under the Operative Agreements.

7.4 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Operative Agreements, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

7.5 Use of Proceeds. Except as set forth on Schedule 7.6 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

7.6 Indemnification of Purchasers. Subject to the provisions of this Section 7.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Operative Agreements or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Operative Agreements (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Operative Agreements or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Operative Agreements.

7.7 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

7.8 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other market or exchange, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other market or exchange as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Trading Market, market or exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market or if applicable, future market or exchange.

7.9 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Operative Agreements unless the same consideration is also offered to all of the parties to the Operative Agreements. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.10 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 7.2. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 7.2, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 7.2. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement

7.11 Subsequent Equity Sales.

(a) From the date hereof until 90 days after the Effective Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the 90 day period set forth in this Section 7.11 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Shares and Warrant Shares.

(b) From the date hereof until such time as no Qualified Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 7.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

7.12 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

7.13 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of each Qualified Purchasers holding a majority in interest of the Shares.

8. Miscellaneous Provisions.

8.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 30, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8.2 Fees and Expenses. At the Closing, the Company has agreed to reimburse Lehman Brothers (“Lehman”) for its legal fees and expenses. Accordingly, in lieu of the foregoing payments, Lehman shall have the right to reduce the aggregate amount that it is to pay for the Securities at the Closing by the amount of such fees and expenses in lieu thereof. Except as expressly set forth in the Operative Agreements to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

8.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person, Persons, entity or entities may require.

8.5 Notices. Except as otherwise expressly provided under this Agreement, any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered Personally or by courier, overnight delivery service or confirmed facsimile, or three (3) Trading Days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below:

(a) All correspondence to the Company shall be addressed as follows:

Protalex, Inc.
145 Union Square Drive,
New Hope, PA 18938
Attention:  Steven Kane
Chief Executive Officer
Facsimile: (215) 862-6614

with a copy to:

Reed Smith LLP
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111
Attention:  Donald C. Reinke, Esq.
Facsimile: (415) 391.8269

(b) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

(c) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

8.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Operative Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Operative Agreements (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Operative Agreements), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Operative Agreements, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9 Amendments. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers holding a majority in interest of the Securities then outstanding, so long as such consenting Purchasers include each Qualified Purchaser who then holds at least $250,000 of the Shares originally purchased pursuant to this Agreement or Warrant Shares exercisable under such Qualified Purchaser’s Warrant (or any combination thereof) (collectively, the “Purchasers Consent”). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Purchaser that does not directly or indirectly affect the rights of other Purchasers may be given by such Purchaser to which such waiver or consent relates without the consent of a majority in interest of the Securities then outstanding and of the Purchasers Consent; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.10 Exculpation. Each Purchaser acknowledges that it is not relying upon any Person, entity or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights hereunder, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms and forms of Operative Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities or the Operative Agreements.

8.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or sale of substantially all of its assets). Any Purchaser may assign any or all of its rights under this Agreement (subject to any limitations set forth in the Registration Rights Agreement) to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Operative Agreements that apply to the “Purchasers”.

8.12 Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of three years, without regard to any investigation made by any party.

8.13 Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.14 Entire Agreement. This Agreement, the Warrants and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

8.15 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.6.

8.16 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

8.17 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Operative Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Operative Agreements and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Operative Agreements is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

8.19 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Operative Agreements and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Operative Agreements or any amendments hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant and Common Stock Purchase Agreement as of the day and year first above written.

PROTALEX, INC.

By: _________________________
Name:
Title:

THE PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED AS OF THE CLOSING SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS WARRANT AND COMMON STOCK PURCHASE AGREEMENT.

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address	Number of Shares to be Purchased	Aggregate Purchase Price

Exhibit B

FORM OF WARRANT

Exhibit C

See attachment to Subscription Agreement.

Appendix I

INVESTOR QUESTIONNAIRE

See attachment to Subscription Agreement.